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                                                                   Exhibit 3-245
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                                        1
                                                             Secretary of State


    I, ROBERT D. BAILEY, Secretary of State of the State of West Virginia, hereby certify that an Agreement, duly acknowledged, has been this day filed in my office, which agreement is in words and figures following:

   I.   The undersigned agree to become a corporation by the name of (1).

   Rest Haven Nursing Home, Inc.

          (1) The name of the corporation shall contain one of the words "association," "company," "corporation" "club," "in corporated," "society," "union," or "syndicate," or one of the abbreviations "co" or "inc."; but no name shall be assumed already in use by another existing corporation of this State. or by a foreign corporation lawfully doing business in this State, or so similar thereto in the opinion of the Secretary of State, as to lead to confusion.

     II. The principal Office or Place of Business of said Corporation will be located at (1) No. 205 McGraw Avenue o, in the city (2)o of Grafton, West Virginia 26354 in county of Taylor and State of West Virginia Its chief works will be located (3) in the same place

          (1) Insert number and name of street. If in a city having street numbers, if not strike out.

          (2) Erase the word "city," "town" or "village," leaving the one required.

          (3) Give location of chief works: If at the same place as principal office or place of business, say "Its chief works will be located at the same place." If there be no chief works, say
               "Said corporation will have no chief works." If chief works are in West Virginia, give name of magisterial district and county in which they are or will be located. In case of oil well, gas well; or prospecting companies, and other like companies, where the chief works will be shifting and in cases of companies that will have chief works, or works at different points in this State, say "chief works will be located in ________________ district, in _________________ county, State of West Virginia and elsewhere in said State," If chief works are not to be in West Virginia, then it is only necessary to give the name of the State or county in which they will be located.

     III. The objects for which this Corporation is formed are as follows:

   (Please type double space. If not sufficient room here to cover. this point add one or more sheets of paper of this size)

   To establish, maintain, and operate a home or homes for aged and infirm persons, to take care of ambulatory patients, chronic cases and those requiring intensive care as well as aged individuals of both sexes; to provide for and carry on such other activities in connection therewith as may be necessary and convenient for such homes.

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                                       2

     IV. The amount of the total authorized capital stock of said corporation shall be Ten Thousand dollars, which shall be divided into 100 shares of the par value of One Hundred dollars each.

          Use space below for statement as to stock without par values or where more than one class of stock is to be issued or one or more series within a class, and as to any designations, powers, etc. as provided in subdivision 'd', ss. 6, art. I. C. 31, Code In the case of a corporation not organized for profit and not authorized to issue capital stock, a statement to this effect shall be set forth together with a statement as to the conditions of membership Code o.

   The amount of capital stock with which it will commence business is Ten Thousand Dollars (shall not be less than one thousand dollars) ($10,000.00) being One Hundred (100) shares One Hundred Dollars ($100.00) each.


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                                       3

    V. The names and post office addresses of the incorporators and the number of shares of stock subscribed for by each are as follows:

      (The number of incorporators to be not less than three as to stock, nor less than five as to nonstock corporations.)


  NAME (5)                  P. O. ADDRESS (6)                             No. of Shares          No of Shares
                                                                          Common Stock         Preferred Stock
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  Christina J. Winans     209 McGraw Avenue, Grafton, W. Va. 26354            50
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  Homer W. Winans         209 McGraw Avenue, Grafton, W. Va. 26354            49
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  Josephine A. Jones      Route 2, Philippi, W. Va. 26416                      1
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
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                                       4

   WE THE UNDERSIGNED, for the purpose of forming a Corporation under the laws of the State of West Virginia do make and file this Agreement; and we have accordingly hereunto set our respective hands this 30th day of January 1967.

   All the incorporators must sign below.


   /s/ [Graphic Signature Omitted]

   /s/ [Graphic Signature Omitted]

   /s/ [Graphic Signature Omitted]

                                     * * * *

   WHEREFORE, The Corporators named in the said Agreement, and who have signed the same, and their successors and assigns, are hereby, declared to be from this date a Corporation by the name of and for the purposes set forth in the said Agreement, with the right of perpetual succession.

   Given under my hand and the Great Seal of the said State, at the City of Charleston, this Second day of FEBRUARY, Nineteen Hundred Sixty- Seven.




                                                             ROBERT D. BAILEY
                                                             Secretary of State.